EXHIBIT 11

                          BALDOR ELECTRIC COMPANY AND AFFILIATES
                         COMPUTATION OF EARNINGS PER COMMON SHARE



                                            THREE MONTHS         NINE MONTHS
                                                ENDED               ENDED
                                         ------------------    -----------------
                                           Oct 1,    Oct 2,     Oct 1,    Oct 2,
                                            1994      1993       1994      1993

(In thousands, except per share data)

Primary

   Weighted average shares outstanding    18,216     17,904     18,149    17,840

   Dilutive stock options based on the
       treasury stock method using the
       average market price                  810        858        830       805
                                         -------    -------    -------    ------
      Total                               19,026     18,762     18,979    18,645
                                         =======    =======    =======    ======

Net Earnings                            $  6,818   $  4,854   $ 19,098  $ 14,592
                                        ========   ========   ========  ========

Per Share Earnings                      $   0.36   $   0.26   $   1.01  $   0.78
                                        ========   ========   ========  ========

Fully Diluted

   Weighted average shares outstanding    18,216     17,904     18,149    17,840

   Dilutive stock options based on the
       treasury stock method using the
       year-end market price, if higher
       than average market price             838        882        838       881
                                        --------   --------   --------  --------
      Total                               19,054     18,786     18,987    18,721
                                        ========   ========   ========  ========

Net Earnings                            $  6,818   $  4,854   $ 19,098  $ 14,592
                                        ========   ========   ========  ========

Per Share Earnings                      $   0.36   $   0.26   $   1.01  $   0.78
                                        ========   ========   ========  ========